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EDWIN L. KERR                          [LOGO]
COUNSEL

Law Department, S-321
900 Cottage Grove Road
Bloomfield, CT  06152-2321

Phone:    860.726.6761
Fax:      860.726.1778
Internet: edwinkerr@cigna.e-mail.com



February 26, 1997


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Commissioners:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 (File No. 33-90984) to be filed by CIGNA Life Insurance Company and CIGNA Variable Annuity Separate Account I with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

Very truly yours,



/s/ EDWIN L. KERR
Edwin L. Kerr